UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report (Date of Earliest Event Reported):

August 9, 2011

MONRO MUFFLER BRAKE, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York		14615
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (585) 647-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Monro Muffler Brake, Inc. (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K filed on August 12, 2011 for the sole purpose of disclosing the Company’s decision regarding the frequency with which it will include shareholder advisory votes on the compensation of its named executive officers in future annual meetings of shareholders.

Item 5.07 Submission of Matters to a Vote of Security Holders

As previously reported, at the Company’s Annual Meeting of Shareholders held on August 9, 2011, a majority of the Company’s shareholders voted, on an advisory basis, to hold future advisory votes on the compensation of the Company’s named executive officers on an annual basis, which was also the recommendation of the Company’s Board of Directors. Based on these results, the Board of Directors has determined that the Company will hold future advisory votes on the compensation of its named executive officers on an annual basis. Accordingly, the next shareholder advisory vote on executive compensation will be held at the Company’s 2012 Annual Meeting of Shareholders. The next required shareholder advisory vote regarding the frequency of future advisory votes on executive compensation will be held in six years at the Company’s 2017 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO MUFFLER BRAKE, INC. (Registrant)

January 3, 2012	By:	/s/ Catherine D’Amico
Catherine D’Amico
Executive Vice President – Finance Chief Financial Officer and Treasurer